Registration No. [•]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Willis Group Holdings Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	98-0352587
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Willis Group Holdings Public Limited Company 2012 Equity Incentive Plan

(Full title of the plan)

Adam G. Ciongoli

Group General Counsel

Willis Group Holdings Public Limited Company

One World Financial Center, 200 Liberty Street

New York, New York 10281

(212) 915-8899

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Ordinary Shares, $0.000115 nominal value per share	13,776,935	$36.22	$499,000,586	$57,185.47

(1)	The amount registered includes ordinary shares authorized for grants or subject to awards under the Willis Group Holdings 2008 Share Purchase and Option Plan (“2008 Plan”) that are not issued or delivered to a participant for any reason, including, without limitation shares subject to an award that terminates, expires, lapses for any reason, or is settled in cash as well as any ordinary shares that may be issued pursuant to sub-plans under the Willis Group Holdings Public Limited Company 2012 Equity Incentive Plan or 2008 Plan, including the UK Sharesave Sub-Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers additional ordinary shares to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	In accordance with Rule 457(h), the maximum offering price per share has been calculated pursuant to Rule 457(c) based upon the average of the high and low sale price of the ordinary shares of Willis Group Holdings Public Limited Company (the “Company”) on the New York Stock Exchange on May 2, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Willis Group Holdings Public Limited Company 2012 Equity Incentive Plan as specified under Rule 428(b)(1) under the Securities Act of 1933 (the “Securities Act”). These documents are not required to be, and are not being, filed by the Company with Securities and Exchange Commission (the “Commission”) either as part of this registration statement (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on February 29, 2012.

(b)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above (SEC File No. 001-16503).*

(c)	The description of the Company’s share capital contained in the Company’s Current Report on Form 8-K filed with the Commission on January 4, 2010.

*	Any report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. The Company’s Securities Exchange Act file number with the Commission is 001-16503. Unless expressly incorporated by reference into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company’s articles of association (“Articles”) provide that, subject to applicable law, the Company shall indemnify its directors and officers against all liabilities, loss, damage or expense incurred or suffered by such person as a director or officer. The Articles further provide that such indemnified persons shall be indemnified out of the funds of the Company against all liabilities incurred or suffered in defending any proceedings, whether civil or criminal, in which judgment is given in a director’s or officer’s favor, he is acquitted, or in respect of any application under the Irish Companies Acts 1963-2009 (the “Irish Companies Acts”) in which relief from liability is granted to him. The Articles also require the Company, subject to applicable law, to pay expenses incurred by a director or officer in defending any civil or criminal action or proceeding in advance of the final disposition of any such action or proceeding, provided that the indemnified person undertakes to repay the Company such amount if it is ultimately determined that such person was not entitled to indemnification. With regard to the Company’s indemnification of its directors and its secretary, the Irish Companies Acts prescribe that an Irish company may only indemnify an officer for liability attaching to that officer which does not involve negligence, default, breach of duty or breach of trust and any liability incurred by an officer in respect of proceedings in which judgment is given in his favor or in which he is acquitted or where the court has granted relief, wholly or partially, on the basis that he has acted honestly and reasonably and, having regard to the circumstances of the case, ought fairly be excused. These restrictions in the Irish Companies Acts do not apply to executives who are not directors or the secretary of an Irish company. Any provision which seeks to indemnify a director or secretary of an Irish company over and above this shall be void under Irish law, whether contained in its articles of association or in any contract between the director or secretary and the Irish company.

Irish companies may take out directors and officers liability insurance, as well as other types of insurance, for their directors and officers. The Company has purchased and maintains a directors’ and officers’ liability policy.

Each of the Company and Willis North America Inc., a Delaware corporation, has entered into deeds of indemnity and indemnification agreements, respectively, with each of the directors and certain officers of the Company as well as certain individuals serving as directors or officers of the Company’s subsidiaries. These arrangements provide for the indemnification of, and advancement of expenses to, the indemnitee by the Company and Willis North America Inc., respectively, to the fullest extent permitted by law and include related provisions meant to facilitate the indemnitee’s receipt of such benefits.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit No. 3.1 to the Company’s current report on Form 8-K filed with the Commission on January 4, 2010)

4.2	Certificate of Incorporation of the Company (incorporated by reference to Exhibit No. 3.2 to the Company’s current report on Form 8-K filed with the Commission on January 4, 2010)

4.3	Willis Group Holdings Public Limited Company 2012 Equity Incentive Plan*

5.1	Opinion of Matheson Ormsby Prentice*

23.1	Consent of Deloitte LLP*

23.2	Consent of Matheson Ormsby Prentice (included in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page)

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 27, 2012.

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

By:	/s/ Adam G. Ciongoli
Adam G. Ciongoli
General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Willis Group Holdings Public Limited Company hereby appoints Michael K. Neborak, Adam Rosman and Nicole Napolitano, and each of them, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, with full power to act alone, to sign on his or her behalf and in the capacity set forth below, any and all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file each such amendment and post-effective amendment to this Registration Statement, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Joseph J. Plumeri Joseph J. Plumeri	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 27, 2012

/s/ Michael K. Neborak Michael K. Neborak	Group Chief Financial Officer (Principal Financial and Accounting Officer)	April 27, 2012

/s/ William W. Bradley William W. Bradley	Director	May 4, 2012

Joseph A. Califano, Jr.	Director	, 2012

Anna C. Catalano	Director	, 2012

/s/ Sir Roy Gardner
Sir Roy Gardner	Director	May 4, 2012

/s/ Sir Jeremy Hanley
Sir Jeremy Hanley	Director	May 4, 2012

/s/ Robyn S. Kravit
Robyn S. Kravit	Director	May 4, 2012

/s/ Jeffrey B. Lane
Jeffrey B. Lane	Director	April 30, 2012

Wendy E. Lane	Director	, 2012

/s/ James F. McCann
James F. McCann	Director	May 4, 2012

/s/ Douglas B. Roberts
Douglas B. Roberts	Director	May 2, 2012

/s/ Michael J. Somers
Michael J. Somers	Director	April 30, 2012

EXHIBIT INDEX

Exhibit Number	Description

4.1	Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit No. 3.1 to the Company’s current report on Form 8-K filed with the Commission on January 4, 2010)

4.2	Certificate of Incorporation of the Company (incorporated by reference to Exhibit No. 3.2 to the Company’s current report on Form 8-K filed with the Commission on January 4, 2010)

4.3	Willis Group Holdings Public Limited Company 2012 Equity Incentive Plan*

5.1	Opinion of Matheson Ormsby Prentice*

23.1	Consent of Deloitte LLP*

23.2	Consent of Matheson Ormsby Prentice (included in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page)

*	Filed herewith.

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